EXHIBIT 10.1

THIS AGREEMENT SHALL NOT BE BINDING

UPON THE PORT AUTHORITY UNTIL DULY

EXECTUED BY AN EXECUTIVE OFFICER

THEREOF AND DELIVERED TO THE LESSEE

BY AN AUTHORIZED REPRESENTATIVE OF THE

PORT AUTHORITY

Newark International Airport

Supplement No. 22

Port Authority Lease No. ANA-170

TWENTY-SECOND SUPPLEMENTAL AGREEMENT

THIS AGREEMENT, made as of February 17, 2004 (the "Effective Date") (sometimes referred to as the "Twenty-second Supplemental Agreement" or as "Supplement No. 22" of the Lease) by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter referred to as "the Port Authority") and CONTINENTAL AIRLINES, INC., a corporation of the State of Delaware, (hereinafter referred to as "the Lessee"),

WITNESSETH, That:

WHEREAS, the Port Authority and People Express Airlines, Inc. as of January 11, 1985 entered into an agreement of lease covering certain premises, rights and privileges at and in respect to Newark International Airport (hereafter called the "Airport") as herein set forth (said agreement of lease as heretofore supplemented and amended is hereinafter called the "Lease"); and

WHEREAS, the Lease was thereafter assigned by said People Express Airlines, Inc. to the Lessee pursuant to an Assignment of Lease with Assumption and Consent Agreement entered into among the Port Authority, the Lessee and said People Express Airline, Inc. and dated August 15, 1987; and

WHEREAS, a certain Stipulation between the parties hereto was heretofore submitted for approval of the United States Bankruptcy Court for the District of Delaware ("the Bankruptcy Court") covering the Lessee's assumption of the Lease as part of the confirmation of its reorganization plan in its Chapter 11 bankruptcy proceedings and as debtor and debtor in possession pursuant to the applicable provisions of the United States Bankruptcy Code as set forth in and subject to the terms and conditions of said Stipulation (said Stipulation being hereinafter referred to as the "Stipulation"); and

WHEREAS, the Stipulation and the Lessee's assumption of the Lease was approved by the Bankruptcy Court by and Order thereof dated the 1st day of October, 1993; and

WHEREAS, the Port Authority and the Lessee desire to amend the Lease in certain respects as hereinafter set forth;

NOW, THEREFORE, in consideration of the covenants and mutual agreements herein contained, the Port Authority and the Lessee hereby agree to amend the Lease, effective as of the Effective Date as follows:

    (a) With respect to the passenger loading bridges which are referred to in the Lease as the "42 passenger loading bridges" for which Port Authority construction advances were made pursuant to Sections 2 and 6 of the Lease (hereinafter sometimes referred to as the "Section 2 loading bridges"), it is hereby recognized that the Lessee has advised the Port Authority that, based on the Lessee's desire to reconfigure gate assignments in the Satellite C-2 portion of the premises ("C-2 portion of the premises"), certain modifications and removal work are required; the same to be performed by the Lessee under Tenant Alteration Applications which have been or shall be submitted by the Lessee for approval by the Port Authority. Said Tenant Alteration Applications if, as and when approved by the Port Authority being herein called the "Alteration Applications". The aforesaid work shall consist of:

(i) the removal from the premises of fourteen (14) of the Section 2 passenger loading bridges including the transfer of the title thereof to the Lessee and the disposition of the same by the Lessee; said fourteen (14) loading bridges being identified by gate number at the C-1 C-2 portions of the premises and by serial number ("2004 (14) Removed Loading Bridges") as follows:

2004 (14) Removed Loading Bridges List

	Gate	Description	Serial Number
No. 1	101	Wollard 500 Fixed Pedestal	WS500R-33
No. 2	103	Wollard 500 Fixed Pedestal	WS500R-34
No. 3	104	Wollard 903 Apron Drive	WS903-13
No. 4	106	Wollard 903 Apron Drive	WS903-14
No. 5	109	Wollard 500 Fixed Pedestal	WS500R-37
No. 6	111	Wollard 500 Fixed Pedestal	WS500R-38
No. 7	112	Wollard 500 Fixed Pedestal	WS500R-51
No. 8	113	Wollard 500 Fixed Pedestal	WS500R-54
No. 9	114	Wollard 500 Fixed Pedestal	WS500R-52
No. 10	115	Wollard 500 Fixed Pedestal	WS500R-53
No. 11	71	Wollard 903 Apron Drive	WS903-17
No. 12	73	Wollard 903 Apron Drive	WS903-18
No. 13	75	Wollard 903 Apron Drive	WS903-20
No. 14	86	Wollard 500 Fixed Pedestal	WS500R-63

and (ii) the relocation from satellite C-2 portion of the premises to Satellite C-1 portion of the premises of the following four (4) loading bridges, of which the loading bridge identified below by gate number 102 and bearing serial number 38765 shall remain a Port Authority owned loading bridge as part of the Section 2 loading bridges; and title to the loading bridge identified below by gate number 110 and bearing serial number 39452 will remain in the Lessee, as described in Supplement No. 18 of the Lease; and that title to the loading bridges identified below by gate numbers 105 and 107 and bearing serial numbers 39483 and 39484 will remain in the New Jersey Economic Development Authority, as described in Supplement No. 18 of the Lease:

	Original C-2 Location (Gate)	Description	Serial Number	New Location C-1 (Gate)
No. 1	102	Jetway A-3 58/110 Apron Drive	38765	86
No. 2	105	Jetway A-3 60/119 Apron Drive	39483	71
No. 3	107	Jetway A-3 60/119 Apron Drive	39484	75
No. 4	110	Jetway A-3 60/119 Apron Drive	39452	73

and (iii) the installation in the C-2 portion of the premises, at the Gate Positions Listed below, of twenty-four (24) new apron-drive articulated passenger loading bridges (as hereinafter described) ("C-2-2004 (24) New Loading Bridges"): as follows:

C-2 2004 (24) New Loading Bridges

	New Gate (C-2 Reconfiguration)	Description	Serial Number
No. 1	101	Jetway A-3 58/110 Apron Drive	30097
No. 2	102	Jetway A-3 58/110 Apron Drive	30094
No. 3	103A	Jetway A-3 58/110 Apron Drive	30098
No. 4	103B	Jetway A-3 58/110 Apron Drive	30099
No. 5	104A	Jetway A-3 58/110 Apron Drive	30096
No. 6	104B	Jetway A-3 58/110 Apron Drive	30095
No. 7	105	Jetway A-3 58/110 Apron Drive	30100
No. 8	106	Jetway A-3 50/95 Apron Drive	30109
No. 9	107A	Jetway A-3 58/110 Apron Drive	30101
No. 10	107B	Jetway A-3 58/110 Apron Drive	30102
No. 11	108A	Jetway A-3 50/95 Apron Drive	30111
No. 12	108B	Jetway A-3 50/95 Apron Drive	30110

No. 13	109	Jetway A-3 58/110 Apron Drive	30103
No. 14	110A	Jetway A-3 50/95 Apron Drive	30113
No. 15	110B	Jetway A-3 50/95 Apron Drive	30112
No. 16	111	Jetway A-3 58/110 Apron Drive	30104
No. 17	112A	Jetway A-3 58/110 Apron Drive	30108
No. 18	112B	Jetway A-3 58/110 Apron Drive	30107
No. 19	113A	Jetway A-3 58/110 Apron Drive	30105
No. 20	113B	Jetway A-3 58/110 Apron Drive	30106
No. 21	114A	Jetway TR 46/56	30117
No. 22	114B	Jetway TR 46/56	30116
No. 23	115A	Jetway TR 46/56	30114
No. 24	115B	Jetway TR 46/56	30115

;provided that such C-2 2004 (24) New Loading Bridges shall not be deemed to constitute Schedule 1 Terminal Fixtures (as defined in Paragraph 53 of Supplement No. 17 of the Lease) under the Lease.

The Lessee represents and warrants to the Port Authority that the C-2 2004 (24) New Loading Bridges shall be purchased and installed at the C-2 portion of the premises by the Lessee at its sole cost and expense and that the Lessee shall have and shall retain title thereto, subject to the terms and provisions of the Lease including without limitation Sections 34 and 74 thereof.

    By the execution of this Supplemental Agreement title to the 2004 (14) Removed Loading Bridges shall be deemed vested in the Lessee, and the Lessee shall, as part of the work under the Alteration Applications, remove, transport and dispose of the 2004 (14) Removed Loading Bridges at the Lessee's sole cost and expense and in accordance with the terms of the Lease, including without limitation all applicable Environmental Requirements (as defined in the Lease) and the Alteration Applications. The Lessee shall install the C-2 2004 (24) New Loading Bridges, and perform all associated and related work, at the C-1 and at the C-2 Gate Positions listed in the foregoing List immediately upon the Lessee's removal from the premises of the 2004 (14) Removed Loading Bridges, and shall perform such work and installations at its sole cost and expense and in accordance with the terms of the Lease, including without limitation all applicable Environmental Requirements (as defined in the Lease) and the Alteration Applications. The Port Authority shall not be responsible for any costs or expenses of any type whatsoever for or in connection with any of the foregoing work or the said transfer of title or removal, transport or disposal of the 2004 (14) Removed Loading Bridges or the said installation of the C-2 2004 (24) New Loading Bridges.

    It is specifically understood and agreed that none of the costs and expenses of the foregoing shall be or become part of the cost of the construction work (as defined in section 6 of the Lease) or part of the Construction Advance Amount (as defined in Section 6 of the Lease). It is further expressly understood and agreed that the transfer of the title to the Lessee and removal, transporting and disposal of the 2004 (14) Removed Loading Bridges by the Lessee shall not result in any recomputation, adjustment or reduction of any construction advance, or the Construction Advance Amount or the Base Annual Rental or any component thereof, and shall not create or entitle the Lessee to any abatement, adjustment or reduction of any rentals or charges under the Lease, and shall not create or entitle the Lessee to any other claim against the Port Authority whether under this Lease or otherwise.

    It is expressly understood and agreed that, from and after the Effective Date of this Supplement No. 22 to the Lease, all references to the 42 passenger loading bridges in the Lease shall be deemed to mean the 42 passenger loading bridges as reduced in number and modified pursuant to the provisions of Paragraph 4 of Supplement No. 7 to the Lease, Paragraph No. 9 of Supplement No. 8 to the Lease, Paragraph 4 of Supplement No. 12 to the Lease and as reduced by the removal of the twelve (12) 2001 Removed Loading Bridges pursuant to the provisions of Paragraph 1 of Supplement No. 18, and as reduced by the removal of the 2004 (14) Removed Loading Bridges pursuant to the provisions of Paragraph 1 of this Supplement No. 22.

    The Port Authority makes no representations, warranties or guarantees as to 2004 (14) Removed Loading Bridges or any of them or any aspect or any component thereof. The Lessee shall and hereby takes title to and accepts the 2004 (14) Removed Loading Bridges in their "as is" condition and title thereto shall be deemed to pass to the Lessee upon the Lessee's removal thereof from the premises in accordance with the terms of this Supplement No. 22 including but not limited to the requirement for the installation by the Lessee of the C-2 2004 (24) New Loading Bridges at the designated C-2 Gate Positions listed above; and the Lessee expressly accepts, acknowledges and agrees that the Port Authority makes no representations, warranties or guarantees as to the 2004 (14) Removed Loading Bridges or any of them or any aspect or component thereof. The Lessee shall be responsible for and pay all costs and expenses, including without limitation, any and all sales or other taxes, of or pertaining to the transfer of title to the 2004 (14) Removed Loading Bridges and the transporting, storage and disposal thereof.

    Section 34 of the Lease entitled "Personal Property", as previously amended is hereby further amended as follows: The first line of paragraph (a) thereof (as amended by and set forth in Supplement No. 18 of the Lease) shall be deemed amended to read as follows:

    "All personal property (including trade fixtures, the C-1 C-2 New Loading Bridges, as defined in Supplement No. 18 of the Lease, and the C-2 2004 (24) New Loading Bridges, as defined in Supplement No. 22 of the Lease, but specifically excluding the Schedule 1 Terminal Fixtures, and excluding Port owned loading bridges and other Port Authority owned property as mentioned below) removal".

    Section 74 of the Lease entitled "Purchase of Property", as previously amended, is hereby further amended as follows: The sixth (6th) line thereof shall be deemed amended to read as follows:

    "C-1 C-2 New Loading Bridges (as defined in Supplement No. 18 of the Lease), the C-2 2004 (24) New Loading Bridges (as defined in Supplement No. 22 of the Lease) or such other loading bridges as may be substituted therefore in accordance with Section 34 of the Lease, flight information display system".

    Each party represents and warrants to the other that no broker has been concerned in the negotiation of this Twenty-second Supplemental Agreement and that there is no broker who is or may be entitled to be paid a commission in connection therewith. Each party shall indemnify and save harmless the other party of and from any and all claims for commissions or brokerage made by any and all persons, firms or corporations whatsoever for services provided to or on behalf of the indemnifying party in connection with the negotiation and execution of this Twenty-second Supplemental Agreement.

    No Commissioner, director, officer, agent or employee of any party to this Twenty-second Supplemental Agreement shall be charged personally or held contractually liable by or to any other party under any term or provision of this Twenty-second Supplemental Agreement or of any supplement, modification or amendment to the Lease or because of its or their execution or attempted execution or because of any breach or alleged or attempted breach thereof.

    As hereby amended, all of the terms, covenants, provisions, conditions and agreements of the Lease shall be and remain in full force and effect.

    This Twenty-second Supplemental Agreement and the Lease which it amends constitute the entire agreement between the Port Authority and the Lessee on the subject matter, and may not be changed, modified, discharged or extended except by instrument in writing duly executed on behalf of both the Port Authority and the Lessee. The Lessee and the Port Authority agree that no representations or warranties shall be binding upon the other unless expressed in writing in the Lease or in this Twenty-second Supplemental Agreement.

IN WITNESS WHEREOF, the Port Authority and the Lessee have executed these presents as of the date first above written.

ATTEST: THE PORT AUTHORITY OF NEW YORK

AND NEW JERSEY

/s/ Karen Eastman By /s/ Francis A. Dimola

Karen Eastman Francis A. Dimola Secretary Assistant Director

Aviation Dept.

ATTEST: CONTINENTAL AIRLINES, INC.

/s/ Jennifer Vogel By /s/ Holden Shannon

Secretary (Title) Holden Shannon

Vice President

Corporate Real Estate

& Environmental Affairs